AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the Agreement) is made as of July 24, 2006, by and between Fidelity Advisor Series II, a Massachusetts business trust, on behalf of its series Fidelity Advisor Government Investment Fund (Advisor Government Investment), and Fidelity Income Fund, a Massachusetts business trust, on behalf of its series Fidelity Government Income Fund (Fidelity Government Income). Fidelity Advisor Series II and Fidelity Income Fund may be referred to herein collectively as the "Trusts" or each individually as a "Trust." The Trusts are duly organized business trusts under the laws of the Commonwealth of Massachusetts with their principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Government Income and Advisor Government Investment may be referred to herein collectively as the "Funds" or each individually as a "Fund."

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code). The reorganization will consist of: (a) the transfer of all of the assets of Advisor Government Investment attributable to its Class A shares solely in exchange for shares of beneficial interest of Fidelity Advisor Government Income - Class A, the transfer of all of the assets of Advisor Government Investment attributable to its Class T shares solely in exchange for shares of beneficial interest of Fidelity Advisor Government Income - Class T, the transfer of all of the assets of Advisor Government Investment attributable to its Class B shares solely in exchange for shares of beneficial interest of Fidelity Advisor Government Income - Class B, the transfer of all of the assets of Advisor Government Investment attributable to its Class C shares solely in exchange for shares of beneficial interest of Fidelity Advisor Government Income - Class C, the transfer of all of the assets of Advisor Government Investment attributable to its Institutional Class shares solely in exchange for shares of beneficial interest of Fidelity Advisor Government Income - Institutional Class (such share classes of Fidelity Government Income referred to collectively as the Advisor Government Income Shares), and the assumption by Fidelity Government Income of Advisor Government Investment's liabilities; and (b) the constructive distribution of Advisor Government Income Shares pro rata by Advisor Government Investment to its shareholders of the corresponding class in complete liquidation and termination of Advisor Government Investment, all upon the terms and conditions set forth in this Agreement. The foregoing transactions are referred to herein as the "Reorganization."

In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF ADVISOR GOVERNMENT INVESTMENT. Advisor Government Investment represents and warrants to and agrees with Fidelity Government Income that:

(a) Advisor Government Investment is a series of Fidelity Advisor Series II, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Advisor Series II is an open-end, management investment company duly registered under the Investment Company Act of 1940, as amended (the 1940 Act), and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Advisor Government Investment dated December 30, 2005, previously furnished to Fidelity Government Income, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) Except as disclosed in writing to Fidelity Government Income, there are no material legal, administrative, or other proceedings pending or, to the knowledge of Advisor Government Investment, threatened against Advisor Government Investment which assert liability on the part of Advisor Government Investment. Advisor Government Investment knows of no facts which might form the basis for the institution of such proceedings, except as otherwise disclosed to other party;

(e) Advisor Government Investment is not, and the execution, delivery, and performance of this Agreement will not result, in violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Advisor Government Investment, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Advisor Government Investment is a party or by which Advisor Government Investment is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which Advisor Government Investment is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights (of each class), and the Schedule of Investments (including market values) of Advisor Government Investment at October 31, 2005, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, and have been furnished to Fidelity Government Income, together with such unaudited financial statements and schedule of investments (including market values) for the six month period ended April 30, 2006. Said Statement of Assets and Liabilities and Schedule of Investments fairly present the Fund's financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights (of each class) fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Advisor Government Investment has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of October 31, 2005 and those incurred in the ordinary course of Advisor Government Investment's business as an investment company since April 30, 2006;

(h) The registration statement (Registration Statement) filed with the Securities and Exchange Commission (Commission) by Fidelity Income Fund on Form N-14 relating to the Advisor Government Income Shares issuable hereunder and the proxy statement of Advisor Government Investment included therein (Proxy Statement), on the effective date of the Registration Statement and insofar as they relate to Advisor Government Investment (i) comply in all material respects with the provisions of the Securities Act of 1933, as amended (the 1933 Act), the Securities Exchange Act of 1934, as amended (the 1934 Act), and the 1940 Act, and the rules and regulations thereunder, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date (as defined in Section 6), the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the Prospectus), as amended or supplemented, insofar as it relates to Advisor Government Investment, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) All material contracts and commitments of Advisor Government Investment (other than this Agreement) will be terminated without liability to Advisor Government Investment prior to the Closing Date (other than those made in connection with redemptions of Class A, Class T, Class B, Class C, and Institutional Class shares and the purchase and sale of portfolio securities made in the ordinary course of business);

(j) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Advisor Government Investment of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(k) Advisor Government Investment has filed or will file all federal and state tax returns which, to the knowledge of Advisor Government Investment's officers, are required to be filed by Advisor Government Investment and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Advisor Government Investment's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(l) Advisor Government Investment has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on the Closing Date;

(m) All of the issued and outstanding Class A, Class T, Class B, Class C, and Institutional Class shares of Advisor Government Investment are, and at the Closing Date will be, duly and validly issued and outstanding and fully paid and nonassessable as a matter of Massachusetts law (except as disclosed in the Fund's Statement of Additional Information), and have been offered for sale and in conformity with all applicable federal securities laws. All of the issued and outstanding Class A, Class T, Class B, Class C, Class T, and Institutional Class shares of Advisor Government Investment will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to Fidelity Government Income in accordance with this Agreement;

(n) As of both the Valuation Time (as defined in Section 4) and the Closing Date, Advisor Government Investment will have the full right, power, and authority to sell, assign, transfer, and deliver its portfolio securities and any other assets of Advisor Government Investment to be transferred to Fidelity Government Income pursuant to this Agreement. As of the Closing Date, subject only to the delivery of Advisor Government Investment's portfolio securities and any such other assets as contemplated by this Agreement, Fidelity Government Income will acquire Advisor Government Investment's portfolio securities and any such other assets subject to no encumbrances, liens, or security interests (except for those that may arise in the ordinary course and are disclosed to Fidelity Government Income) and without any restrictions upon the transfer thereof; and

(o) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Advisor Government Investment, and this Agreement constitutes a valid and binding obligation of Advisor Government Investment enforceable in accordance with its terms, subject to shareholder approval.

2. REPRESENTATIONS AND WARRANTIES OF FIDELITY GOVERNMENT INCOME. Fidelity Government Income represents and warrants to and agrees with Advisor Government Investment that:

(a) Fidelity Government Income is a series of Fidelity Income Fund, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Income Fund is an open-end, management investment company duly registered under the 1940 Act, and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Fidelity Advisor Government Income, to be furnished to Advisor Government Investment prior to the Closing Date, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) Except as disclosed in writing to Advisor Government Investment, there are no material legal, administrative, or other proceedings pending or, to the knowledge of Fidelity Government Income, threatened against Fidelity Government Income which assert liability on the part of Fidelity Government Income. Fidelity Government Income knows of no facts which might form the basis for the institution of such proceedings, except as otherwise disclosed to other party;

(e) Fidelity Government Income is not, and the execution, delivery, and performance of this Agreement will not result, in violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Fidelity Government Income, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Fidelity Government Income is a party or by which Fidelity Government Income is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Fidelity Government Income is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Fidelity Government Income at July 31, 2005, have been audited by PricewaterhouseCoopers LLP, independent accountants, and have been furnished to Advisor Government Investment, together with such unaudited financial statements and schedule of investments (including market values) for the six month period ended January 31, 2006. Said Statement of Assets and Liabilities and Schedule of Investments fairly present its financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Fidelity Government Income has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of July 31, 2005 and those incurred in the ordinary course of Fidelity Government Income's business as an investment company since January 31, 2006;

(h) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Fidelity Government Income of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(i) Fidelity Government Income has filed or will file all federal and state tax returns which, to the knowledge of Fidelity Government Income's officers, are required to be filed by Fidelity Government Income and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Fidelity Government Income's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j) Fidelity Government Income has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its taxable years ending on July 31, 2006 and July 31, 2007;

(k) As of the Closing Date, the Advisor Government Income Shares to be issued to Advisor Government Investment will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable (except as disclosed in the Fund's then-current Statement of Additional Information) by Fidelity Government Income, and no shareholder of Fidelity Government Income will have any preemptive right of subscription or purchase in respect thereof;

(l) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Fidelity Government Income, and this Agreement constitutes a valid and binding obligation of Fidelity Government Income enforceable in accordance with its terms, subject to approval by the shareholders of Advisor Government Investment;

(m) The Registration Statement and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Fidelity Government Income, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the Prospectus, as amended or supplemented, insofar as it relates to Fidelity Government Income, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(n) The issuance of the Advisor Government Income Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws; and

(o) All of the issued and outstanding shares of beneficial interest of Fidelity Government Income have been offered for sale and sold in conformity with the federal securities laws.

3. REORGANIZATION.

(a) Subject to the requisite approval of the shareholders of Advisor Government Investment and to the other terms and conditions contained herein, Advisor Government Investment agrees to assign, sell, convey, transfer, and deliver to Fidelity Government Income as of the Closing Date all of the assets of Advisor Government Investment of every kind and nature existing on the Closing Date. Fidelity Government Income agrees in exchange therefor: (i) to assume all of Advisor Government Investment's liabilities existing on or after the Closing Date, whether or not determinable on the Closing Date, and (ii) to issue and deliver to Advisor Government Investment the number of full and fractional Advisor Government Income Shares having an aggregate net asset value equal to the value of the assets of the corresponding class of Advisor Government Investment transferred hereunder, less the value of the liabilities of Advisor Government Investment, determined as provided for under Section 4.

(b) The assets of Advisor Government Investment to be acquired by Fidelity Government Income shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest or dividends receivables), claims, choses in action, and other property owned by Advisor Government Investment, and any deferred or prepaid expenses shown as an asset on the books of Advisor Government Investment on the Closing Date. Advisor Government Investment will pay or cause to be paid to Fidelity Government Income any dividend or interest payments received by it on or after the Closing Date with respect to the assets transferred to Fidelity Government Income hereunder, and Fidelity Government Income will retain any dividend or interest payments received by it after the Valuation Time with respect to the assets transferred hereunder without regard to the payment date thereof.

(c) The liabilities of Advisor Government Investment to be assumed by Fidelity Government Income shall include (except as otherwise provided for herein) all of Advisor Government Investment's liabilities, debts, obligations, and duties, of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable on the Closing Date, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, Advisor Government Investment agrees to use its best efforts to discharge all of its known liabilities prior to the Closing Date, other than liabilities incurred in the ordinary course of business.

(d) Pursuant to this Agreement, as soon after the Closing Date as is conveniently practicable, Advisor Government Investment will constructively distribute pro rata to its shareholders of record, determined as of the Valuation Time on the Closing Date, the Advisor Government Income Shares in exchange for such shareholders' shares of beneficial interest in the corresponding class of Advisor Government Investment and Advisor Government Investment will be liquidated in accordance with Advisor Government Investment's Amended and Restated Declaration of Trust. Such distribution shall be accomplished by the Funds' transfer agent opening accounts on Fidelity Government Income's share transfer books in the names of the Advisor Government Investment shareholders and transferring the Advisor Government Income Shares thereto. Each Advisor Government Investment shareholder's account shall be credited with the respective pro rata number of full and fractional Advisor Government Income Shares due that shareholder. All outstanding Advisor Government Investment shares, including any represented by certificates, shall simultaneously be canceled on Advisor Government Investment's share transfer records. Fidelity Government Income shall not issue certificates representing the Advisor Government Income Shares in connection with the Reorganization.

(e) Any reporting responsibility of Advisor Government Investment is and shall remain its responsibility up to and including the date on which it is terminated.

(f) Any transfer taxes payable upon issuance of the Advisor Government Income Shares in a name other than that of the registered holder on Advisor Government Investment's books of the Advisor Government Investment shares constructively exchanged for the Advisor Government Income Shares shall be paid by the person to whom such Advisor Government Income Shares are to be issued, as a condition of such transfer.

4. VALUATION.

(a) The Valuation Time shall be as of the close of business of the New York Stock Exchange on the Closing Date, or such other date as may be mutually agreed upon in writing by the parties hereto (the Valuation Time).

(b) As of the Closing Date, Fidelity Government Income will deliver to Advisor Government Investment the number of Advisor Government Income Shares having an aggregate net asset value equal to the value of the assets of the corresponding class of Advisor Government Investment transferred hereunder less the liabilities of Advisor Government Investment, determined as provided in this Section 4.

(c) The net asset value per share of each class of the Advisor Government Income Shares to be delivered to Advisor Government Investment, the value of the assets of Advisor Government Investment transferred hereunder, and the value of the liabilities of Advisor Government Investment to be assumed hereunder shall in each case be determined as of the Valuation Time.

(d) The net asset value per share of each class of the Advisor Government Income Shares shall be computed in the manner set forth in the then-current Fidelity Government Income Prospectus and Statement of Additional Information, and the value of the assets and liabilities of Advisor Government Investment shall be computed in the manner set forth in the then-current Advisor Government Investment Prospectus and Statement of Additional Information.

(e) All computations pursuant to this Section shall be made by or under the direction of Fidelity Service Company, Inc., a wholly-owned subsidiary of FMR Corp., in accordance with its regular practice as pricing agent for Advisor Government Investment and Fidelity Government Income.

5. FEES; EXPENSES.

(a) Advisor Government Investment shall be responsible for all expenses, fees and other charges in connection with the transactions contemplated by this Agreement, provided that they do not exceed each class's expense cap, as applicable. Expenses exceeding each class's expense cap, as applicable, will be paid by FMR (but not including costs incurred in connection with the purchase or sale of portfolio securities). Any expenses incurred in connection with the transactions contemplated by this Agreement which may be attributable to Fidelity Government Income will be borne by Fidelity Government Income, unless paid by FMR pursuant to the Fundwide Operations & Expense Agreement with the Fund.

(b) Each of Fidelity Government Income and Advisor Government Investment represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

6. CLOSING DATE.

(a) The Reorganization, together with related acts necessary to consummate the same (the Closing), unless otherwise provided herein, shall occur at the principal office of the Trusts, 82 Devonshire Street, Boston, Massachusetts, as of the Valuation Time on October 27, 2006, or at some other time, date, and place agreed to by Advisor Government Investment and Fidelity Government Income (the Closing Date).

(b) In the event that on the Closing Date: (i) any of the markets for securities held by the Funds is closed to trading, or (ii) trading thereon is restricted, or (iii) trading or the reporting of trading on said market or elsewhere is disrupted, all so that accurate appraisal of the total net asset value of each class of Advisor Government Investment and the net asset value per share of each class of Fidelity Government Income is impracticable, the Valuation Time and the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored, or such other date as the parties may agree.

7. SHAREHOLDER MEETING AND TERMINATION OF ADVISOR GOVERNMENT INVESTMENT.

(a) Advisor Government Investment agrees to call a meeting of its shareholders after the effective date of the Registration Statement, to consider transferring its assets to Fidelity Government Income as herein provided, adopting this Agreement, and authorizing the liquidation of Advisor Government Investment.

(b) Advisor Government Investment agrees that as soon as reasonably practicable after distribution of the Advisor Government Income Shares, Advisor Government Investment shall be terminated as a series of Fidelity Advisor Series II pursuant to its Amended and Restated Declaration of Trust, any further actions shall be taken in connection therewith as required by applicable law, and on and after the Closing Date Advisor Government Investment shall not conduct any business except in connection with its liquidation and termination.

8. CONDITIONS TO OBLIGATIONS OF FIDELITY GOVERNMENT INCOME.

(a) That Advisor Government Investment furnishes to Fidelity Government Income a statement, dated as of the Closing Date, signed by an officer of Fidelity Advisor Series II, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Advisor Government Investment made in this Agreement are true and correct in all material respects and that Advisor Government Investment has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates;

(b) That Advisor Government Investment furnishes Fidelity Government Income with copies of the resolutions, certified by an officer of Fidelity Advisor Series II, evidencing the adoption of this Agreement and the approval of the transactions contemplated herein by the requisite vote of the holders of the outstanding shares of beneficial interest of Advisor Government Investment;

(c) That, on or prior to the Closing Date, Advisor Government Investment will declare one or more dividends or distributions which, together with all previous such dividends or distributions attributable to its current taxable year, shall have the effect of distributing to the shareholders of Advisor Government Investment substantially all of Advisor Government Investment's investment company taxable income and all of its net realized capital gain, if any, as of the Closing Date;

(d) That Advisor Government Investment shall deliver to Fidelity Government Income at the Closing a statement of its assets and liabilities, together with a list of its portfolio securities showing each such security's adjusted tax basis and holding period by lot, with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time, certified on Advisor Government Investment's behalf by its Treasurer or Assistant Treasurer;

(e) That Advisor Government Investment's custodian shall deliver to Fidelity Government Income a certificate identifying the assets of Advisor Government Investment held by such custodian as of the Valuation Time on the Closing Date and stating that as of the Valuation Time: (i) the assets held by the custodian will be transferred to Fidelity Government Income; (ii) Advisor Government Investment's assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the custodian's knowledge, all necessary taxes in conjunction with the delivery of the assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made;

(f) That Advisor Government Investment's transfer agent shall deliver to Fidelity Government Income at the Closing a certificate setting forth the number of shares of each class of Advisor Government Investment outstanding as of the Valuation Time and the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder;

(g) That Advisor Government Investment calls a meeting of its shareholders to be held after the effective date of the Registration Statement, to consider transferring its assets to Fidelity Government Income as herein provided, adopting this Agreement, and authorizing the liquidation and termination of Advisor Government Investment;

(h) That Advisor Government Investment delivers to Fidelity Government Income a certificate of an officer of Fidelity Advisor Series II, dated as of the Closing Date, that there has been no material adverse change in Advisor Government Investment's financial position since October 31, 2005, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its shares, dividends paid, or losses from operations; and

(i) That all of the issued and outstanding shares of beneficial interest of Advisor Government Investment shall have been offered for sale and sold in conformity with all applicable state securities laws and, to the extent that any audit of the records of Advisor Government Investment or its transfer agent by Fidelity Government Income or its agents shall have revealed otherwise, Advisor Government Investment shall have taken all actions that in the opinion of Fidelity Government Income are necessary to remedy any prior failure on the part of Advisor Government Investment to have offered for sale and sold such shares in conformity with such laws.

9. CONDITIONS TO OBLIGATIONS OF ADVISOR GOVERNMENT INVESTMENT.

(a) That Fidelity Government Income shall have executed and delivered to Advisor Government Investment an Assumption of Liabilities, certified by an officer of Fidelity Income Fund, dated as of the Closing Date pursuant to which Fidelity Government Income will assume all of the liabilities of Advisor Government Investment existing at the Valuation Time in connection with the transactions contemplated by this Agreement;

(b) That Fidelity Government Income furnishes to Advisor Government Investment a statement, dated as of the Closing Date, signed by an officer of Fidelity Income Fund, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Fidelity Government Income made in this Agreement are true and correct in all material respects, and Fidelity Government Income has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates; and

(c) That Advisor Government Investment shall have received an opinion of Dechert LLP, counsel to Advisor Government Investment and Fidelity Government Income, to the effect that the Advisor Government Income Shares are duly authorized and upon delivery to Advisor Government Investment as provided in this Agreement will be validly issued and will be fully paid and nonassessable by Fidelity Government Income (except as disclosed in Fidelity Government Income's Statement of Additional Information) and no shareholder of Fidelity Government Income has any preemptive right of subscription or purchase in respect thereof.

10. CONDITIONS TO OBLIGATIONS OF FIDELITY GOVERNMENT INCOME AND ADVISOR GOVERNMENT INVESTMENT.

(a) That this Agreement shall have been adopted and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of Advisor Government Investment;

(b) That all consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, which term as used herein shall include the District of Columbia and Puerto Rico, and including "no action" positions of such federal or state authorities) deemed necessary by Fidelity Government Income or Advisor Government Investment to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of Fidelity Government Income or Advisor Government Investment, provided that either party hereto may for itself waive any of such conditions;

(c) That all proceedings taken by either Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to it and its counsel, Dechert LLP;

(d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement;

(e) That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fidelity Government Income and Advisor Government Investment, threatened by the Commission; and

(f) That Fidelity Government Income and Advisor Government Investment shall have received an opinion of Dechert LLP satisfactory to Fidelity Government Income and Advisor Government Investment that for federal income tax purposes:

(i) The Reorganization will be a reorganization under section 368(a) of the Code;

(ii) No gain or loss will be recognized by Advisor Government Investment upon the transfer of all of its assets to Fidelity Government Income in exchange solely for the Advisor Government Income Shares and the assumption of Advisor Government Investment's liabilities followed by the distribution of those Advisor Government Income Shares to the shareholders of the corresponding class of Advisor Government Investment in liquidation of Advisor Government Investment (except to the extent that gain or loss may be recognized with respect to Section 1256 contracts);

(iii) No gain or loss will be recognized by Fidelity Government Income on the receipt of Advisor Government Investment's assets in exchange solely for the Fidelity Government Income Shares and the assumption of Advisor Government Investment's liabilities;

(iv) The basis of Advisor Government Investment's assets in the hands of Fidelity Government Income will be the same as the basis of such assets in Advisor Government Investment's hands immediately prior to the Reorganization;

(v) Fidelity Government Income's holding period in the assets to be received from Advisor Government Investment will include Advisor Government Investment's holding period in such assets (except where investment activities of Fidelity Government Income have the effect of reducing or eliminating a holding period with respect to an asset);

(vi) An Advisor Government Investment shareholder will recognize no gain or loss on the exchange of each class of his or her shares of beneficial interest in Advisor Government Investment for the Advisor Government Income Shares of the corresponding class in the Reorganization;

(vii) An Advisor Government Investment shareholder's basis in the Advisor Government Income Shares to be received by him or her will be the same as his or her basis in the Advisor Government Investment shares exchanged therefor;

(viii) An Advisor Government Investment shareholder's holding period for his or her Advisor Government Income Shares will include the holding period of Advisor Government Investment shares of the corresponding class exchanged, provided that those Advisor Government Investment shares were held as capital assets on the date of the Reorganization.

Notwithstanding anything herein to the contrary, neither Advisor Government Investment nor Fidelity Government Income may waive the conditions set forth in this subsection 10(f).

11. COVENANTS OF FIDELITY GOVERNMENT INCOME AND ADVISOR GOVERNMENT INVESTMENT.

(a) Fidelity Government Income and Advisor Government Investment each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the payment of customary dividends and distributions;

(b) Advisor Government Investment covenants that it is not acquiring the Advisor Government Income Shares for the purpose of making any distribution other than in accordance with the terms of this Agreement;

(c) Advisor Government Investment covenants that it will assist Fidelity Government Income in obtaining such information as Fidelity Government Income reasonably requests concerning the beneficial ownership of Advisor Government Investment's shares; and

(d) Advisor Government Investment covenants that its liquidation and termination will be effected in the manner provided in its Amended and Restated Declaration of Trust in accordance with applicable law and after the Closing Date, Advisor Government Investment will not conduct any business except in connection with its liquidation and termination.

12. TERMINATION; WAIVER.

Fidelity Government Income and Advisor Government Investment may terminate this Agreement by mutual agreement. In addition, either Fidelity Government Income or Advisor Government Investment may at its option terminate this Agreement at or prior to the Closing Date because:

(i) of a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or

(ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

In the event of any such termination, there shall be no liability for damages on the part of Advisor Government Investment or Fidelity Government Income, or their respective Trustees or officers.

13. SOLE AGREEMENT; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.

(a) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

(b) This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the respective President, any Vice President, or Treasurer of Fidelity Government Income or Advisor Government Investment; provided, however, that following the shareholders' meeting called by Advisor Government Investment pursuant to Section 7 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Advisor Government Income Shares to be paid to Advisor Government Investment shareholders under this Agreement to the detriment of such shareholders without their further approval.

(c) Either Fund may waive any condition to its obligations hereunder, provided that such waiver does not have any material adverse effect on the interests of such Fund's shareholders.

The representations, warranties, and covenants contained in the Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

14. DECLARATIONS OF TRUST.

A copy of each Fund's Declaration of Trust, as amended and restated, is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Fund as trustees and not individually and that the obligations of each Fund under this instrument are not binding upon any of such Fund's Trustees, officers, or shareholders individually but are binding only upon the assets and property of such Fund. Each Fund agrees that its obligations hereunder apply only to such Fund and not to its shareholders individually or to the Trustees of such Fund.

15. ASSIGNMENT.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.

FIDELITY ADVISOR SERIES II:

on behalf of Fidelity Advisor Government Investment Fund

/s/ Christine Reynolds

Christine Reynolds

Treasurer

FIDELITY INCOME FUND:

on behalf of Fidelity Government Income Fund

/s/ Christine Reynolds

Christine Reynolds

Treasurer

FMR hereby agrees to assume the expenses provided for in accordance with Section 5 of this Agreement.

ACCEPTED AND AGREED:

FIDELITY MANAGEMENT & RESEARCH COMPANY

/s/ JS Wynant

JS Wynant

Vice President